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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)          April 25, 2001
                                                  ----------------------------

                              OPTIO SOFTWARE, INC.
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
         Georgia                             333-89181                          58-1435435
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(state of other jurisdiction                (Commission                        (IRS Employer
    of incorporation)                      File Number)                     Identification No.)
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      Windward Fairways II, 3015 Windward Plaza, Alpharetta, Georgia 30005
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                         (Address of principal office)

Registrant's telephone number, including area code        (770) 576-3500
                                                   ---------------------------

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         (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

         On May 9, 2001, Optio Software, Inc. ("Optio") issued a press release announcing the appointment of Warren K. Neuburger as its new President and Chief Operating Officer. Mr. Neuburger assumes the role of President previously held by Mr. C. Wayne Cape, Optio Software's Chairman and Chief Executive
Officer. A copy of the press release is attached as Exhibit 99.1.

         Also, on April 25, 2001, Optio received a letter from The Nasdaq
National Market indicating that the company no longer complies with the $1.00 minimum bid price requirement stated in Marketplace Rule 4450(a)(5). Optio has 90 calendar days, or until July 23, 2001, to come into compliance with this rule, which would require the company's stock to trade at $1.00 or more for a minimum of 10 consecutive trading days during that period. If Optio fails to meet this requirement it will become subject to delisting from The Nasdaq
National Market, at which the time the company can appeal the delisting to the Nasdaq Listing Qualifications Panel.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.


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
    Exhibit No.                             Description
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
99.1                                        Press Release dated May 9, 2001.
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                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


May 10, 2001                          OPTIO SOFTWARE, INC.


                                      By:    /s/ F. Barron Hughes
                                         -------------------------------------
                                         F. Barron Hughes
                                         Chief Financial Officer and Secretary